EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.		The Equity Group Inc.
Robert K. Lifton		Adam Prior (212) 836-9606
Chairman
(212) 935-8484

Medis Technologies Ltd. Appoints Jose Mejia as President and Chief Executive Officer;
Founder Robert K. Lifton Continues as Chairman

New York, NY, September 22, 2008 - Medis Technologies Ltd. (NASDAQ:MDTL) announced today the appointment of Jose Mejia as its President and Chief Executive Officer. Robert K. Lifton, who had held the position of CEO, will continue as Chairman. Jacob Weiss, who had held the position of President, has been named Executive Vice President.

Mr. Mejia brings a wealth of experience in the arena of manufacturing, logistics and distribution, procurement, supplier management, new product introduction and cash/margin improvement. After earlier working experience at Owens Illinois, IBM, and seven years at Ford Motor Company, he was Vice President of External Manufacturing at Nortel Networks. Mr. Mejia joined Lucent in 1999 as Vice President and Chief Procurement Officer and in 2001 rose to the position of President of the Supply Chain, Program Management and Customer Operations. At Lucent he had end-to-end responsibility for all operations and supply chain and was heavily involved in margin realization and significant cash improvements. His team was a key driver in the turnaround of Lucent and its return to profitability. His responsibilities spanned world-wide bases, over more than 50 countries with a high of over 40,000 people. At Lucent, he also developed numerous successful high level customer partnerships with service providers in many parts of the world including Telefonica, Tel-Mex, Digitel, Vivo, Verizon, Vodafone and China Telecom, among others. He created and implemented the first of its kind Supply Chain Bell Labs Research Center in Dublin, Ireland in coordination with the Irish Government and top Universities in Ireland.

Upon the merger of Lucent and Alcatel, Mr. Mejia chose to leave and eventually joined Spansion, Inc. as Executive VP of Operations and later on as a consultant.  He led close to 8,000 people world wide and was responsible for all company manufacturing, semi-conductor fabrication facilities, final assembly and test operations, distribution and information technology. In those capacities, he introduced two brand new technology nodes and products and redefined Spansion’s IT structure as well as is procurement, quality and supply chain organizations.

During his extensive career, Mr. Mejia has been very active in entrepreneurial and M&A activities at Ford Motor Company, as well as the sale of Bay Networks to Northern Telecom, and the spin off of Agere and Avaya from Lucent. Most recently, he has been carrying out entrepreneurial activities including establishing Nuestro Banco, a successful retail community bank that addresses the evolving needs of the Hispanic Community in North Carolina as well as Univa Capital and Premier Management Group.  Mr. Mejia serves on the Board of Directors of Pella Corporation and Liberty Property Trust

Mr. Mejia earned a BS in Industrial Operations Engineering at the University of Michigan and MBA in Finance and Operations Research from Duke University’s Fuqua School of Business as well as an honorary doctorate from the W.P. Carey Graduate School of Business at the Arizona State University. He is the recipient of the “Ellis Island” Medal of Honor, the highest military honor given to a citizen who has not been in the military service. He was named one of Hispanic Business Magazine’s 25 Corporate Elite for 2004 and 2005 and in 2003, Hispanic Engineer National Achievement Awards Corporation named him “Engineer of the Year.”

“We at Medis Technologies, are pleased and proud that Mr. Mejia has joined us as President and CEO, making available his vast experience in all aspects of carrying on a large scale business,” said Robert K. Lifton, Chairman of Medis

Medis Technologies Ltd. September 22, 2008	Page 2

Technologies. “This is a time of major change in our company’s direction - the transition from a focus on development of a technology and a product line to an operating company introducing exciting products into the market, to be manufactured in large quantities with sourcing from a world wide supply chain. Mr. Mejia has demonstrated great capabilities and success in that arena.  One cannot fail to be impressed that starting from a humble background in Venezuela with $100 in his pocket when he came to the United States, his talents coupled with his drive and commitment have brought him the success and recognition he has achieved.”

“I’m delighted and excited to take the position of President and CEO of Medis Technologies,” said Mr. Mejia. “After a significant amount of due diligence, I’ve chosen Medis out of a number of opportunities that were available to me.  Two of the most important technology frontiers today are alternative energy and cell-level medical research. I have seen and read about many people and organizations who are trying to create products and technology platforms in these areas; so far most of them are business plans and hypotheses. What impressed me most about Medis is that I was able to see, touch and explore these platforms; they have technology innovators in both areas.  I am a strong believer in the earnings potential from Medis’ existing product line powering hand held devices and the further vast possibilities that are open to Medis. These possibilities encompass military applications based on Medis’ Power Knight product developed for the Department of Defense competition, which is also the basis for developing a power source for laptops. Additional possibilities include developing more powerful fuel cell products capable of providing power for homes, offices, cell towers and servers and other uses, as well as power for use in hybrid or battery driven cars. I believe that the solid fuel that Medis has invented will add considerably to these developments. In addition, Medis’ majority owned and publicly traded subsidiary, Cell Kinetics, helps today’s pioneers in live-cell research by making unique cytometric tools which enable scientists to access previously unavailable data, as well as carry-out current functions in a versatile, affordable and user-friendly environment. I am convinced that these technologies offer a whole world of opportunities and I want to be an essential part of that world. I would like to acknowledge the efforts and foresight of Bob Lifton and the current management team.  Now is the time for the company to concentrate on sales and operational execution, marketing and branding, and I look forward to great progress in these key areas.”

About Medis Technologies Ltd.
Medis Technologies’ primary focus is on its fuel cell technology. Its business strategy is to sell its products to end users through retail outlets, service providers and to the military and other markets. Medis’ majority-owned and publicly traded subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis’ web site at www.medistechnologies.com.